CREDIT SUISSE FIRST BOSTON                              Exhibit 20        Page 1

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                      April 1, 1999 through April 30, 1999

A. ORIGINAL DEAL PARAMETER INPUTS
---------------------------------

(A) Original Total Portfolio                                                                                 $110,005,944.94
(B) Class A Noteholders' Percentage                                                                                    67.00%
(C) Original Class A Note Balance                                                                            $ 73,703,000.00
(D) Class A Note Rate                                                                                                   6.35%
(E) Class B Noteholders' Percentage                                                                                    17.00%
(F) Original Class B Note Balance                                                                            $ 18,701,000.00
(G) Class B Note Rate                                                                                                   6.65%
(H) Class C Noteholders' Percentage                                                                                    10.00%
(I) Original Class C Note Balance                                                                            $ 11,000,000.00
(J) Class C Note Rate                                                                                                   7.20%
(K) Class D Certificateholders' Percentage                                                                              6.00%
(L) Original Class D Certificate Balance                                                                     $  6,601,944.94
(M) Class D Certificate Rate                                                                                            0.00%
(N) Servicing Fee Rate                                                                                                  3.50%
(O) Original Weighted Average Coupon (WAC)                                                                             20.08%
(P) Original Weighted Average Remaining Term (WAM)                                                                     54.68 months
(Q) Number of Contracts                                                                                                9,172
(R) Reserve Account ("RA")
    (i)   Maximum Specified Reserve Balance                                                                     5,500,297.25
    (ii)  Minimum Specified Reserve Balance                                                                     2,200,118.90
    (iii) Initial Deposit                                                                                       1,650,089.17

(S) Noteholders' Percentage                                                                                            94.00%

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS                                                            Total Trust
------------------------------------------------                                                            -----------

(A) Total Portfolio Outstanding                                                                              $ 41,894,666.38
(B) Total Portfolio Pool Factor                                                                                    0.3808400
(C) Class A Note Balance                                                                                     $ 27,743,480.98
(D) Class A Principal Factor                                                                                       0.3764227
(E) Class A Interest Carryover Shortfall                                                                                0.00
(F) Class A Principal Carryover Shortfall                                                                               0.00
(G) Class B Note Balance                                                                                     $  7,039,480.57
(H) Class B Principal Factor                                                                                       0.3764227
(I) Class B Interest Carryover Shortfall                                                                                0.00
(J) Class B Principal Carryover Shortfall                                                                               0.00
(K) Class C Note Balance                                                                                     $  4,140,649.51
(L) Class C Principal Factor                                                                                       0.3764227
(M) Class C Interest Carryover Shortfall                                                                                0.00
(N) Class C Principal Carryover Shortfall                                                                               0.00
(O) Class D Certificate Balance                                                                              $  2,971,055.28
(P) Reserve Account Balance                                                                                     4,701,414.47
(Q) Payahead Account Balance                                                                                      128,813.80
(R) Aggregate Subordinated Servicing Fees to Date                                                               2,166,890.65
(S) Current Servicing Fees Accrued but Unpaid (after first Nine Months)                                                 0.00
(T) Cumulative Net Losses for All Prior Periods                                                                15,352,731.22
(U) Weighted Average Coupon of Remaining Portfolio (WAC)                                                               19.86%
(V) Weighted Average Remaining Term of Remaining Portfolio (WAM)                                                       33.78 months
(W) Number of Contracts                                                                                                4,952

C. INPUTS FROM THE MAINFRAME
----------------------------

(A) Precomputed Contracts
    (i)   Principal Payments Received                                                                        $  1,768,617.50
    (ii)  Interest Payments Received                                                                              664,005.32
    (iii) Repurchased Loan Principal                                                                                    0.00
    (iv)  Repurchased Loan Interest                                                                                     0.00
(B) Partial Prepayments - Amount Added to Payahead Account                                                              0.00
(C) Amount Applied From Payahead Account                                                                           16,718.59
(D) Weighted Average Coupon of Remaining Portfolio (WAC)                                                               19.86%
(E) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                                                   32.86 months
(F) Remaining Number of Contracts                                                                                      4,790
(G) Delinquent Contracts
                                                                                    Contracts                      Amount
                                                                                    ---------                      ------

    (i)   30-59 Days Delinquent                                                       83             1.73%   $    742,748.98   1.88%
    (ii)  60-89 Days Delinquent                                                        0             0.00%              0.00   0.00%
    (iii) 90 Days or More Delinquent                                                   0             0.00%              0.00   0.00%

D. INPUTS DERIVED FROM OTHER SOURCES
------------------------------------

(A) Aggregate Net Losses for Collection Period                                                               $    146,804.23
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                                                  $    541,146.77
    (ii)  Net Liquidation Proceeds Received During the Collection Period                                          209,560.59
    (iii) Recoveries on Previously Liquidated Contracts                                                           184,781.95
(C) Number of Financed Vehicles Repossessed but not yet Charged off                                                    60


I hereby certify that this Servicing Report has been prepared in accordance with the Pooling and Servicing Agreement dated June 1, 1997, and is correct, to the best of my knowledge.

                                       Vice-President            05/10/99
/s/ Thomas R. Blend
--------------------------------------------------------         -----------
Signature                              Title                     Date

CREDIT SUISSE FIRST BOSTON                        Exhibit 20              Page 2

                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                      April 1, 1999 through April 30, 1999

I. COLLECTIONS
--------------

(A) Principal Payments Received (C(A)i)                                                               $1,768,617.50
(B) Interest Payments Received (C(A)ii)                                                                  664,005.32
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                                             394,342.54
(D) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(E) Interest on Repurchased Contracts (C(A)iv)                                                                 0.00
                                                                                                 ------------------

(F) Total Collections (A+B+C+D+E)                                                                     $2,826,965.36

                                                                                                 ------------------

(G) Total Available Amount (F)                                                                        $2,826,965.36

II. DISTRIBUTIONS
-----------------

(A) Principal Payments Received (C(A)i)                                                               $1,768,617.50
(B) Principal on Repurchased Contracts (C(A)iii)                                                               0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                                            541,146.77
                                                                                                 ------------------
(D) Principal Distribution Amount (A+B+C)                                                             $2,309,764.27


(E) Current Servicing Fee Due                                                                         $  122,192.78
(F) Accrued and Unpaid Servicing Fees for Prior Collection Periods (B(S))                                      0.00
                                                                                                 ------------------
(G) Total Servicing Fees Payable                                                                         122,192.78
(H) Servicing Fees Paid from Collection Account                                                          122,192.78
(I) Reserve Account Draw for Servicing Fees Payable                                                            0.00
(J) Servicing Fee Shortfall                                                                                    0.00
(K) Current Subordinated Servicing Fee                                                                         0.00
(L) Aggregate Subordinated Servicing Fees Before (P)                                                   2,166,890.65

(M) Class A Distributable Amount
    (i)   Class A Monthly Interest Distributable Amount                                               $  146,809.25
    (ii)   Class A Interest Distributable Amount                                                         146,809.25
    (iii)   Class A Monthly Principal Distributable Amount                                             1,547,545.19
    (iv)   Class A Principal Distributable Amount                                                      1,547,545.19
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $1,694,354.44
    (vi) Class A Interest Paid from Collection Account                                                   146,809.25
    (vii) Reserve Account Draw for Class A Interest Payable                                                   $0.00
    (viii) Class A Interest Carryover Shortfall                                                               $0.00
    (ix) Class A Principal Paid from Collection Account                                                1,547,545.19
    (x) Reserve Account Draw for Class A Principal Payable                                                     0.00
    (xi) Class A Principal Carryover Shortfall                                                                 0.00

(N) Class B Distributable Amount
    (i)   Class B Monthly Interest Distributable Amount                                               $   39,010.45
    (ii)   Class B Interest Distributable Amount                                                          39,010.45
    (iii)   Class B Monthly Principal Distributable Amount                                               392,665.73
    (iv)   Class B Principal Distributable Amount                                                        392,665.73
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $  431,676.18
    (vi) Class B Interest Paid from Collection Account                                                    39,010.45
    (vii) Reserve Account Draw for Class B Interest Payable                                                   $0.00
    (viii) Class B Interest Carryover Shortfall                                                               $0.00
    (ix) Class B Principal Paid from Collection Account                                                  392,665.73
    (x) Reserve Account Draw for Class B Principal Payable                                                     0.00
    (xi) Class B Principal Carryover Shortfall                                                                 0.00

(O) Class C Distributable Amount
    (i)   Class C Monthly Interest Distributable Amount                                               $   24,843.90
    (ii)   Class C Interest Distributable Amount                                                          24,843.90
    (iii)   Class C Monthly Principal Distributable Amount                                               230,967.49
    (iv)   Class C Principal Distributable Amount                                                        230,967.49
                                                                                                 ------------------

    (v) Total Distributable Amount (i+ii)                                                             $  255,811.39
    (vi) Class C Interest Paid from Collection Account                                                    24,843.90
    (vii) Reserve Account Draw for Class C Interest Payable                                           $        0.00
    (viii) Class C Interest Carryover Shortfall                                                       $        0.00
    (ix) Class C Principal Paid from Collection Account                                                  230,967.49
    (x) Reserve Account Draw for Class C Principal Payable                                                     0.00
    (xi) Class C Principal Carryover Shortfall                                                                 0.00

(P) Payment of Subordinated Servicing Fees
    (i) Aggregate Subordinated Servicing Fees from Current and Prior Periods (II(L))                  $2,166,890.65
    (ii) Subordinated Servicing Fees Paid from Collection Account and/or
         Released from Reserve Account                                                                   600,105.41
    (iii) Aggregate Subordinated Servicing Fees to Date (i-ii)                                        $1,566,785.24

(Q) Certificateholders' Distributable Amount
    (i)  Certificateholders' Distributable Amount                                                     $  138,585.86
    (ii)  Certificateholders' Distributable Amount Paid from Collection Account                                0.00

CREDIT SUISSE FIRST BOSTON                                 Exhibit 20    Page 3
                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                      April 1, 1999 through April 30, 1999

III. PAYAHEAD ACCOUNT INFORMATION

(A) Beginning Period Balance (B(Q))                                                                      $   128,813.80
(B) Amounts Applied to Payahead Account (C(B))                                                                     0.00
(C) Amounts Withdrawn from Payahead Account (C(C))                                                            16,718.59
                                                                                                    -----------------
(D) Ending Period Balance                                                                                $   112,095.21

IV. POOL BALANCES AND PORTFOLIO INFORMATION
                                                                            Begin. of Period         End of Period
(A) Balances and Principal Factors
    (i)    Total Pool Balance                                                 $41,894,666.38             $39,584,902.11
    (ii)   Total Pool Factor                                                       0.3808400                  0.3598433
    (iii)  Receivables Balance                                                 41,894,666.38              39,584,902.11
    (iv)   Prefunding Account Balance                                                   0.00                       0.00
    (v)    Class A Note Balance                                               $27,743,480.98             $26,195,935.79
    (vi)   Class A Principal Factor                                                0.3764227                  0.3554256
    (vii)  Class B Note Balance                                               $ 7,039,480.57             $ 6,646,814.84
    (viii) Class B Principal Factor                                                0.3764227                  0.3554256
    (ix)   Class C Note Balance                                               $ 4,140,649.51             $ 3,909,682.02
    (viii) Class C Principal Factor                                                0.3764227                  0.3554256
    (ix)   Class D Certificate Balance                                        $ 2,971,055.28             $ 2,832,469.42

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                                                19.86%                     19.86%
    (ii)  Weighted Average Remaining Maturity (WAM)                                    33.78 months               32.86 months
    (iii) Remaining Number of Contracts                                                4,952                      4,790



V. RECONCILIATION OF RESERVE ACCOUNT ("RA")


(A) Beginning RA Balance (B(H))                                                                          $ 4,701,414.47
                                                                                                                   0.00
(B) Draw for Servicing Fee (II(I))                                                                                 0.00
(C) Draw for Class A Interest Distributable Amount (II(M(vii)))                                                    0.00
(D) Draw for Class B Interest Distributable Amount (II(N(vii)))                                                    0.00
(E) Draw for Class C Interest Distributable Amount (II(O(vii)))                                                    0.00
(F) Draw for Class A Principal Distributable Amount (II(M(iv)))                                                    0.00
(G) Draw for Class B Principal Distributable Amount (II(N(x)))                                                     0.00
(H) Draw for Class C Principal Distributable Amount (II(O(x)))                                                     0.00

(I) Overcollateralization Amount                                                                         $13,388,966.32
(J) Maximum Specified Reserve Balance                                                                      4,424,239.63
(K) Specified Reserve Account Balance                                                                      4,424,239.63

(L) Amount Available for Deposit to the RA                                                                   322,930.57
                                                                                                    -----------------

(M) RA Balance Prior to Release                                                                          $ 5,024,345.04
(N) Specified Reserve Account Balance                                                                      4,424,239.63
(O) Reserve Account Release                                                                                  600,105.41

(P) Ending Reserve Account Balance                                                                       $ 4,424,239.63


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Aggregate Net Losses for Collection Period (VII(B)i-ii-iii)                                          $   146,804.23
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                                      $   541,146.77
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(E)ii)                            209,560.59
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                                            184,781.95
(C) Cumulative Net Losses for all Periods (VI(A)+B(T))                                                    15,499,535.45

(D) Delinquent and Repossessed Contracts
                                                                                   Contracts                   Amount
                                                                                   ---------                   ------

    (i)   30-59 Days Delinquent (C(G)i)                                                   83         1.73%  $742,748.98      1.88%
    (ii)  60-89 Days Delinquent (C(G)ii)                                                   0         0.00%         0.00      0.00%
    (iii) 90 Days or More Delinquent (C(G)iii)                                             0         0.00%         0.00      0.00%

    (iv)  Financed Vehicles Repossessed but not yet Charged off
                 and Contracts Delinquent over 60 days(D(E))                              60         1.25%   500,837.14      1.27%

CREDIT SUISSE FIRST BOSTON                                Exhibit 20     Page 4
                 Key Bank USA, N.A. Automotive Specialty Finance

            MONTHLY SERVICING REPORT -- AFG Receivables Trust, 1997-A

                      April 1, 1999 through April 30, 1999


VII. TESTS FOR INCREASE IN RESERVE ACCOUNT BALANCE
--------------------------------------------------


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                               12.50%
    (ii)  Preceeding Collection Period                                                                       4.74%
    (iii) Current Collection Period                                                                          4.20%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                7.15%

(B)    Ratio of Balance of Contracts Delinquent 60 Days or More and
       Balance of Financed Vehicles Repossessed but not Charged off to
       the Outstanding Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                                1.60%
    (ii)  Preceeding Collection Period                                                                       1.39%
    (iii) Current Collection Period                                                                          1.27%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                                1.42%

(C) Cumulative Net Loss Ratio                                                                               14.09%

(D) Loss and Delinquency Trigger Indicator                                                    Trigger Was Not Hit


VIII. RECONCILIATION OF COLLECTION ACCOUNT
------------------------------------------


(A) Collection Account Beginning Balance (I(H))                                                      2,826,965.36
(B) Servicing Fee Paid (II(H))                                                                         122,192.78
(C) Class A Interest Paid (II(M(vi)))                                                                  146,809.25
(D) Class B Interest Paid (II(N(vi)))                                                                   39,010.45
(E) Class C Interest Paid (II(O(vi)))                                                                   24,843.90
(F) Class A Principal Paid (II(M(ix)))                                                               1,547,545.19
(G) Class B Principal Paid (II(N(ix)))                                                                 392,665.73
(H) Class C Principal Paid (II(O(ix)))                                                                 230,967.49
(I) Reserve Account Deposit                                                                                  0.00
(J) Previously Subordinated Servicing Fees Paid (II(P(ii)))                                            600,105.41
(K) Certificateholders' Distributable Amount Paid (II(Q(ii)))                                                0.00
(L) Releases to Seller                                                                                       0.00

                          AFG Receivables Trust 1997-A         Exhibit 20 Page 5
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                      Sub Servicer: AutoFinance Group, Inc.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  April 1, 1999 through April 30, 1999
Distribution Date:  05/17/99
Month:              23

Statement for Class A, Class B and Class C Noteholders and Certificateholders
Pursuant to Section 5.6 of the Sale and Servicing Agreement
                                                                                                  Per $1,000 of Outstanding
                                                                                                  Class A/Class B/Class C
                                                                                                     Certificate Amount
                                                                                                  -------------------------
(i)  Principal Distribution
          Class A Note Amount                                                                    1,547,545.19    55.7804981
          Class B Note Amount                                                                      392,665.73    55.7804982
          Class C Note Amount                                                                      230,967.49    55.7804981
          Certificates Amount                                                                      138,585.86    46.6453307


(ii)  Interest Distribution
          Class A Note Amount                                                                      146,809.25    5.2916665
          Class B Note Amount                                                                       39,010.45    5.5416660
          Class C Note Amount                                                                       24,843.90    6.0000007



(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)                39,584,902.11


(iv)   Class A Notes Balance (end of Collection Period)                                         26,195,935.79
        Class A Pool Factor (end of Collection Period)                                              0.3554256
        Class B Notes Balance (end of Collection Period)                                         6,646,814.84
        Class B Pool Factor (end of Collection Period)                                              0.3554256
        Class C Notes Balance (end of Collection Period)                                         3,909,682.02
        Class C Pool Factor (end of Collection Period)                                              0.3554256
        Certificates Balance (end of Collection Period)                                          2,832,469.42



(v)  Basic Servicing Fee                                                                           122,192.78    2.9166667


(vi)   Aggregate Net Losses                                                                        146,804.23


(vii)   Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 4,424,239.63
        Specified Reserve Account Balance after Giving Effect to Payments
       Made on Distribution Date                                                                 4,424,239.63
        Draws on Reserve Account                                                                         0.00
        Deposits to Reserve Account                                                                322,930.57


(viii)  Class A Notes Interest Carryover Shortfall                                                       0.00    0.0000000
         Class B Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class C Notes Interest Carryover Shortfall                                                      0.00    0.0000000
         Class A Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class B Notes Principal Carryover Shortfall                                                     0.00    0.0000000
         Class C Notes Principal Carryover Shortfall                                                     0.00    0.0000000


(ix)  Aggregate Purchase Amount of Receivables Repurchased by the Seller
        or purchased by Servicer                                                                         0.00


(x)  Delinquent Contracts
                                                                                              Number             Balance
                                                                                      ------------------------------------
           30-59 Days                                                                                      83   742,748.98
           60-89 Days                                                                                       0         0.00
           90 Days or More                                                                                  0         0.00